UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2013

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Bonanza Creek Energy, Inc. (the “Company”) entered into employment letter agreements, dated April 29, 2013 (collectively the “Employment Agreements” and each an “Employment Agreement”), with four named executive officers of the Company, including Michael R. Starzer, President and Chief Executive Officer; Gary A. Grove, Executive Vice President - Engineering and Planning; Patrick Graham, Executive Vice President - Corporate Development; and Christopher I. Humber, Senior Vice President, General Counsel and Secretary (collectively, the “Executive Officers” and each an “Executive Officer”). The Employment Agreements were entered into pursuant to the Bonanza Creek Energy, Inc. Executive Change in Control and Severance Plan (the “Severance Plan”), originally adopted on March 28, 2013, which was immaterially amended in connection with the Employment Agreements.  The adoption of the Severance Plan and the form of employment agreements under the Severance Plan was previously reported on a Form 8-K filed on March 29, 2013.

The Severance Plan provides for certain payments and benefits if an Executive Officer’s employment is terminated (i) by the Company without cause, (ii) by the Executive Officer for good reason or (iii) as a result of the death or disability of the Executive Officer.  In addition, such severance benefits become payable if, within 18 months after a Change in Control (as defined in the Severance Plan), the Executive Officer resigns with good reason or is terminated without cause.  Subject to the Executive Officer’s execution of and compliance with a general release of liability in favor of the Company within 60 days after such Executive Officer’s termination, such Executive Officer is entitled to the following payments and benefits:

•                  A lump sum cash payment equal to 3 times base salary for Mr. Starzer, 2.5 times base salary for Messrs. Graham and Grove and 2 times base salary for Mr. Humber;

•                  A lump sum cash payment equal to (i) the greater of the annual average of the bonuses received by the Executive Officer pursuant to the Company’s Short-Term Incentive Program (the “STIP”) in the two calendar years prior to termination and such executive’s current target bonus amount, multiplied by (ii) 3 for Mr. Starzer, 2.5 for Messrs. Graham and Grove and 2 for Mr. Humber;

•                  Immediate vesting of all outstanding equity awards that would vest solely based on continued employment, and continued vesting of incentives tied to performance goals upon achievement of such goals, notwithstanding such Executive Officer’s termination; and

•                  Continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by the Company for a period of 18 months.

The Severance Plan provides that if and to the extent it is determined that the payments described above would constitute a “parachute payment” as defined in Section 280G of the Internal Revenue Code (the “Code”), such payments will either be reduced or paid in full, whichever is determined to produce better after-tax results for the Executive Officer.  All severance payments under the Severance Plan are subject to Section 409A of the Code relating to special tax rules applicable to deferred compensation arrangements.

This description of the Severance Plan is qualified in its entirety by the terms of the plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Each Employment Agreement reaffirms the Executive Officer’s current base salary, $400,000, in the case of Mr. Starzer, $294,000, in the case of Mr. Grove, $291,690 in the case of Mr. Graham and $262,500 in the case of Mr. Humber.  In addition, pursuant to each Executive Officer’s Employment Agreement, each Executive Officer is entitled to participate in (i) the Company’s 2011 Long Term Incentive Plan, subject to the approval and discretion of the board of directors and the provisions of any award agreement thereunder, (ii) the Company’s STIP in a target amount of up to 100% of base salary in the case of Mr. Starzer and 75% of base salary in the case Messrs. Graham, Grove and Humber upon achievement of corporate and personal goals established annually and subject to the other terms of the STIP, (iii) the Company’s No Tracking Vacation Program, and (iv) other benefits generally available to employees of the Company. In connection with the execution of the

Employment Agreement, each Executive Officer entered into an Employee Restrictive Covenants, Proprietary Information and Inventions Agreement, pursuant to which such Executive Officer agreed to maintain the confidentiality of Company proprietary information and assigned to the Company certain intellectual property rights developed while in the employ of the Company. Each Executive Officer further covenanted that, during the period of his employment, he would not engage in any business activity that competes with the Company. In addition, for a period following any termination of employment (3 years in the case of Mr. Starzer, 2.5 years in the case of Mr. Graham and 2 years in the case of Mr. Humber), each such Executive Officer agreed not to engage in any activity involving the leasing, acquiring, exploring, developing or producing of hydrocarbons within 25 miles of any mineral property interest of the Company assuming the Company meets its severance obligations.

This description of the Employment Agreements is qualified in its entirety by the terms of the Employment Agreements, copies of which are attached as Exhibits 10.2 to 10.5 and are incorporated herein by reference.

Item 9.01                               Financial Statements and Exhibits.

(d) Exhibits

10.1                                    Bonanza Creek Energy, Inc. Executive Change in Control and Severance Plan, as amended.

10.2                                    Employment Letter Agreement effective April 29, 2013 between Bonanza Creek Energy, Inc. and Michael R. Starzer.

10.3                                    Employment Letter Agreement effective April 29, 2013 between Bonanza Creek Energy, Inc. and Gary A. Grove.

10.4                                    Employment Letter Agreement effective April 29, 2013 between Bonanza Creek Energy, Inc. and Patrick A. Graham.

10.5                                    Employment Letter Agreement effective April 29, 2013 between Bonanza Creek Energy, Inc. and Christopher I. Humber.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: May 3, 2013	By:	/s/ Christopher I. Humber
Christopher I. Humber
Senior Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Bonanza Creek Energy, Inc. Executive Change in Control and Severance Plan, as amended.
10.2	Employment Letter Agreement effective April 29, 2013 between Bonanza Creek Energy, Inc. and Michael R. Starzer.
10.3	Employment Letter Agreement effective April 29, 2013 between Bonanza Creek Energy, Inc. and Gary A. Grove.
10.4	Employment Letter Agreement effective April 29, 2013 between Bonanza Creek Energy, Inc. and Patrick A. Graham.
10.5	Employment Letter Agreement effective April 29, 2013 between Bonanza Creek Energy, Inc. and Christopher I. Humber.

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